Exhibit 10.16

AMENDMENT NUMBER SEVEN
TO THE LOWE’S COMPANIES
BENEFIT RESTORATION PLAN

THIS AMENDMENT NUMBER SEVEN to the Lowe’s Companies Benefit Restoration Plan, as amended and restated effective January 1, 2008 (the “Plan”), is hereby adopted by Lowe’s Companies, Inc. (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company currently maintains the Plan; and
WHEREAS, under Section 15 of the Plan, the Company may amend the Plan in whole or in part at any time;
WHEREAS, the Company desires to amend the Plan to simplify the participant experience and reflect more clearly the Plan’s operations;
NOW THEREFORE, the Plan is hereby amended effective as of September 1,2016 unless otherwise indicated as follows:
1.    The first sentence of Section 9(a) shall be revised to read as follows:
Within 90 days following a Participant’s “separation from service” (within the meaning of Code Section 409A and the regulations thereunder), the Participant shall receive (or begin to receive) payment of the balance of his Account (including any deemed appreciation and depreciation through the date of distribution).
2.    Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
IN WITNESS HEREOF, this Amendment Number Seven has been executed on the date shown below, but effective as of the date specified herein.

LOWE’S COMPANIES, INC.

By:	/s/ Matthew B. Eurey
Matthew B. Eurey Vice President – Total Rewards

Date:	December 16, 2016